SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2003

TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)

(408) 919-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 5: Other Events.
SIGNATURE

Item 5: Other Events.

On December 18, 2003, R. Hugh Barnes, a director of Transmeta Corporation since November 1998, made a scheduled and limited sale of 48,690 shares of Transmeta common stock. Mr. Barnes’ limited sale is consistent with, and the only such sale contemplated by, a lock-up agreement that he entered in favor of the underwriters for Transmeta’s offering of common stock that was announced on November 25, 2003 and priced on December 17, 2003. Transmeta expects that the proceeds from Mr. Barnes’ limited sale will be used to make full payment to Transmeta of all of his outstanding promissory notes, including two notes that became due to Transmeta in December 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION

Date: December 18, 2003	By:	/s/ John O’Hara Horsley

John O’Hara Horsley Vice President, General Counsel & Secretary